Exhibit 99.1
NYSE Amex Equities Exchange Symbol - UEC
FOR IMMEDIATE RELEASE	October 22, 2010

Uranium Energy Corp Announces Private Placement

October 22, 2010; Corpus Christi, Texas - Uranium Energy Corp. (the "Company") (NYSE AMEX: UEC) announces that it has entered into definitive agreements to sell units (each a "Unit") of the Company by way of private placement, with each Unit consisting of one common share of the Company's common stock and one-half of one common stock share purchase warrant (each a "Warrant"), for aggregate gross proceeds of up to approximately $27,528,467.20 (the "Offering"). The closing of the Offering is subject to the satisfaction of customary closing conditions.

Under the terms of the Offering the Company is expected to sell up to an aggregate of 8,096,608 Units, at a price of $3.40 per Unit, so that the purchasers will receive an aggregate of up to 8,096,608 shares of common stock and receive Warrants to purchase up to an additional 4,048,304 shares of common stock of the Company which are exercisable for a period of one year from the date of closing and have an exercise price of $3.95 per Warrant share.

The Company is required to use reasonable commercial efforts to file a resale registration statement with the SEC within 21 days following the closing of the Offering that covers the resale by the purchasers of the shares and the shares issuable upon exercise of the Warrants.

Commenting on the Offering, Amir Adnani, President and CEO stated, "With the Company's initial production scheduled to start in Texas this quarter, we are bolstering our treasury to maximize our financial flexibility and improve our balance sheet. The bulk of these proceeds will be directed toward anticipated start-up at the Goliad ISR project. In addition, the South Texas Uranium Belt holds significant known resources that are amenable to low-cost in-situ recovery, and the Company plans to use a portion of proceeds to continue to build a strong and diversified pipeline of advanced, development and exploration-stage properties for expanding production there for many years."

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The securities offered and sold in the private placement Offering have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based exploration company with the objective of near-term uranium production in the U.S. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the fully-permitted Palangana in-situ recovery project, and the Goliad in-situ recovery project which is in the final stages of mine permitting for production. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE-AMEX: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe harbor statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this new release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. 'This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The securities offered and sold in the private placement Offering have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws.